MUNIVEST FUND II, INC.

FILE # 811-7478

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
11/3/2005	Empire State Development Corp 5% 11/15/35	5,000,000	700,000,000

UBS Financial

Merrill Lynch

Morgan Stanley

Bear Stearns

Citigroup Global

Goldman Sachs

First Albany Capital

JP Morgan

Lehman Brothers

M.R. Beal

Ramirez & Co.

Raymond James

Roosevelt & Cross

Advest

A.G. Edwards

Banc of America Sec

Jackson Sec

Siebert Brandford Shank

11/16/2005	Metropolitan Transportation Authority 5% 11/15/30	2,000,000	468,760,000

Bear Stearns

Lehman Brothers

Citigroup Global

First Albany Capital

JP Morgan

Merrill Lynch

Morgan Stanley

UBS Financial

Advest

Banc of America

Commerce Capital

Jackson Sec

LaSalle Financial

Ramirez & Co

Raymond James

RBC Capital Markets

Roosevelt & Cross

Siebert Brandford Shank

Wachovia Bank

11/18/2005	NYS Dorm Authority Personal Income Tax 5% 3/15/35	2,500,000	836,185,000

Morgan Stanley

Citigroup Global

Goldman Sachs

A.G. Edwards

Bear Stearns

First Albany

JP Morgan

Lehman Brothers

MR Beal

Merrill Lynch

Ramirez & Co

RBC Capital

Roosevelt & Cross

Siebert Brandford Shank

UBS Financial

3/16/2006	New York City Municipal Water	1,750,000	406,250,000

Goldman Sachs

First Albany Capital

Merrill Lynch

UBS Securities

Bear Stearns

Citigroup Global

JP Morgan

Morgan Stanley

Lehman Brothers

Siebert Brandford Shank

Banc of America

M.R. Beal

RBC Capital

A.G. Edwards

First American Muni

Raymond James

Roosevelt & Cross

Wachovia Bank

4/6/2006	New York City Muni	8,745,000	375,000,000

M.R. Beal

Bear Stearns

Citigroup Global

Morgan Stanley

UBS Securities

First Albany Capital

Goldman Sachs

J.P. Morgan

Lehman Brothers

Merrill Lynch

Ramirez & Co

Roosevelt & Cross

A.G. Edwards

Apex Pryor Sec

Banc of America

Commerce Capital

RBC Capital

Jackson Securities

Janney Montgomery

Loop Capital

Popular Securities

Prager, Sealy & Co.

Raymond James

Wachovia Bank